Exhibit 5.1

[LETTERHEAD OF WINSTON & STRAWN LLP]

August 25, 2014

TreeHouse Foods, Inc.

2021 Spring Road, Suite 600

Oak Brook, Illinois 60523

Re:	Form S-3 Registration Statement (File No. 333-192440)

Ladies and Gentlemen:

We have acted as counsel to TreeHouse Foods, Inc., a Delaware corporation (the “Company”), and the Subsidiary Guarantors (as defined below) in connection with the preparation and filing with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Securities Act”), of the registration statement on Form S-3 (File No. 333-192440) (the “Form S-3”) filed with the Commission on November 20, 2013, as amended by Post-Effective Amendment No. 1 to Form S-3 filed with the Commission on the date hereof (the “Amendment” and, together with the Form S-3, the “Registration Statement”). The Amendment relates to the offer, issuance and sale from time to time on a delayed or continuous basis pursuant to Rule 415 under the Securities Act, as set forth in the Registration Statement, the prospectus contained therein and any supplement to the prospectus, of guarantees (the “Guarantees”), which may be issued by Snacks Parent Corporation, a Delaware corporation and a wholly owned subsidiary of the Company, American Importing Company, Inc., a Minnesota corporation and a wholly owned subsidiary of the Company, and Ann’s House of Nuts, Inc., a Maryland corporation and a wholly owned subsidiary of the Company (collectively, the “Subsidiary Guarantors”), of the following securities:

(i)	senior debt securities, in one or more series (the “Senior Debt Securities”), issued under a form of Senior Indenture filed as an exhibit to the Registration Statement (as amended or supplemented, the “Senior Indenture”), by and among the Company, the subsidiary guarantors party thereto, and the trustee named in such Senior Indenture; and

(ii)	subordinated debt securities, in one or more series (the “Subordinated Debt Securities” and, together with the Senior Debt Securities, the “Debt Securities”), issued under a form of Subordinated Indenture filed as an exhibit to the Registration Statement (as amended or supplemented, the “Subordinated Indenture” and, together with the Senior Indenture, the “Indentures”) to be entered into by and among the Company, the subsidiary guarantors party thereto and the trustee named in such Subordinated Indenture.

It is understood that the opinion set forth below is to be used only in connection with the offer, issuance and sale of the Guarantees while the Registration Statement is in effect. The Registration Statement provides that the Guarantees may be offered in amounts, at prices and on terms to be set forth in one or more prospectus supplements.

This opinion letter is being furnished in accordance with the requirements of Item 601(b)(5) of Regulation S-K under the Securities Act.

In rendering the opinion set forth below, we have examined and relied upon such certificates, corporate records, agreements, instruments and other documents that we considered necessary or appropriate as a basis for the opinion, including (i) the Registration Statement and (ii) the Indentures. In our examination, we have assumed the legal capacity of all natural persons, the genuineness of all signatures, the authenticity of all documents submitted to us as certified or photostatic copies, the authenticity of the originals of such latter documents and that the applicable Indenture constitutes the valid and binding obligation of each party thereto (other than the Subsidiary Guarantors) enforceable against each such party in accordance with its terms. We have also assumed that the Subsidiary Guarantor that is organized under the laws of the State of Delaware will remain duly organized, validly existing and in good standing under the laws of the State of Delaware and that the Subsidiary Guarantors that are organized under the laws of the States of Maryland and Minnesota will remain duly organized, validly existing and in good standing, have the power to create the Guarantees and have taken, or will take, all requisite steps to authorize entering into the applicable Guarantee under the laws of the States of Maryland and Minnesota, as applicable. As to any facts material to this opinion that we did not independently establish or verify, we have relied upon oral or written statements and representations of officers and other representatives of the Company, the Subsidiary Guarantors and others.

Based upon the foregoing and subject to the assumptions, qualifications and limitations set forth herein, we are of the opinion that when (i) the board of directors of each Subsidiary Guarantor has taken all necessary corporate action to approve the final terms of the issuance and sale of the Guarantees, (ii) the applicable Indenture has been duly authorized, executed and delivered, (iii) the terms of the Guarantees have been duly established in conformity with the applicable Indenture, (iv) the Guarantees have been duly executed and delivered by the Subsidiary Guarantors and (v) the Subsidiary Guarantors have received the consideration therefor, the Guarantees will constitute valid and binding obligations of the Subsidiary Guarantors, enforceable in accordance with their terms, subject to the effect of applicable bankruptcy, reorganization, insolvency, moratorium, fraudulent conveyance or other similar laws affecting the rights of creditors now or hereafter in effect, and equitable principles that may limit the right to specific enforcement of remedies.

The foregoing opinion is limited to the laws of the State of New York and the General Corporation Law of the State of Delaware. We express no opinion with respect to any other laws, statutes, regulations or ordinances.

We hereby consent to the filing of this opinion as an exhibit to the Amendment and to the reference to our firm under the caption “Legal Matters” in the prospectus included in the Registration Statement. In giving such consent, we do not concede that we are experts within the meaning of the Securities Act or the rules and regulations thereunder or that this consent is required by Section 7 of the Securities Act.

Very truly yours,

/s/ Winston & Strawn LLP